VA Fund Acquisition

Effective on the close of business on June 14, 2002, Evergreen VA Fund acquired substantially all the assets and assumed certain liabilities of Wachovia Equity Fund II in an exchange of shares. The net assets were exchanged through a tax-free exchange for 227,521 Class 1 shares of VA Fund. The acquired net assets consisted primarily of portfolio securities with unrealized depreciation of
$364,014. The aggregate net assets of VA Fund and Wachovia Equity Fund II immediately prior to the acquisition were $38,922,391and $2,437,676, respectively. The aggregate net assets of VA Fund immediately after the acquisition were $41,360,067.

VA Growth Fund Acquisition

Effective on the close of business on November 8, 2002, Evergreen VA Growth Fund acquired substantially all the assets and assumed certain liabilities of OFFIT VIF U.S. Small Cap Fund in an exchange of shares. The net assets were exchanged through a tax-free exchange for 270,577 Class 1 shares of VA Growth Fund. The acquired net assets consisted primarily of portfolio securities with unrealized depreciation of $271,574. The aggregate net assets of VA Growth Fund and OFFIT VIF U.S. Small Cap Fund immediately prior to the acquisition were $12,730,082 and $2,328,913, respectively. The aggregate net assets of VA Growth Fund immediately after the acquisition were $15,058,995.

VA Strategic Income Fund Acquisition

Effective on the close of business on November 8, 2002, Evergreen VA Strategic Income Fund acquired substantially all the assets and assumed certain liabilities of OFFIT VIF Total Return Fund in an exchange of shares. The net assets were exchanged through a tax-free exchange for 189,952 Class 1 shares of VA Strategic Income Fund. The acquired net assets consisted primarily of portfolio securities with unrealized depreciation of $93,253. The aggregate net assets of VA Strategic Income Fund and OFFIT VIF Total Return Fund immediately prior to the acquisition were $35,059,223 and $1,918,446, respectively. The aggregate net assets of VA Strategic Income Fund immediately after the acquisition were $36,977,669.

VA Small Cap Value Fund Acquisition

Effective on the close of business on June 14, 2002, the Evergreen VA Small Cap Value Fund acquired substantially all the assets and assumed certain liabilities of Wachovia Special Values Fund II in an exchange of shares. The net assets were exchanged through a tax-free exchange for 200,766 Class 1 shares of VA Small Cap Value Fund. The acquired net assets consisted primarily of portfolio securities with unrealized appreciation of $169,050. The aggregate net assets of VA Small Cap Value Fund and Wachovia Special Values Fund II immediately prior to the acquisition were $33,972,195 and $2,632,129, respectively. The aggregate net assets of VA Small Cap Value Fund immediately after the acquisition were $36,604,324.

VA International Growth Fund Acquisition

Effective on the close of business on August 3, 2001, Evergreen VA International Growth Fund acquired substantially all the assets and assumed certain liabilities of Evergreen VA Perpetual International Fund in an exchange of shares. The net assets were exchanged through a tax-free exchange for 2,244,301 shares of VA International Growth Fund. The acquired net assets consisted primarily of portfolio securities with unrealized depreciation of $2,694,361. The aggregate net assets of VA International Growth Fund and Evergreen VA Perpetual International Fund immediately prior to the acquisition were $8,070,094 and $22,684,279, respectively. The aggregate net assets of VA International Growth Fund immediately after the acquisition were $30,754,373.

VA High Income Fund Acquisition

Effective on the close of business on November 8, 2002, Evergreen VA High Income Fund acquired substantially all the assets and assumed certain liabilities of the OFFIT VIF High Yield Fund in an exchange of shares. The net assets were exchanged through a tax-free exchange for 1,903,882 Class 1 shares of VA High Income Fund. The acquired net assets consisted primarily of portfolio securities with unrealized appreciation of $3,247,273. The aggregate net assets of VA High Income Fund and OFFIT VIF High Yield Fund immediately prior to the acquisition were $7,638,470 and $19,013,436, respectively. The aggregate net assets of VA High Income Fund immediately after the acquisition were $26,651,906.

VA Foundation Fund Acquisition

Effective on the close of business on June 14, 2002, Evergreen VA Foundation Fund acquired substantially all the assets and assumed certain liabilities of Wachovia Balanced Fund II in an exchange of shares. The net assets were exchanged through a tax-free exchange for 582,837 Class 1 shares of VA Foundation Fund. The acquired net assets consisted primarily of portfolio securities with unrealized depreciation of $530,313. The aggregate net assets of VA Foundation Fund and the Wachovia Balanced Fund II immediately prior to the acquisition were $150,069,681 and $7,146,006, respectively. The aggregate net assets of VA Foundation Fund immediately after the acquisition were $157,215,687.